Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Inc. (formerly known as Gastar Exploration USA, Inc.)
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-174552-01 and 333-193832) and Form S-8 (No. 333-193787) of Gastar Exploration Inc. (formerly known as Gastar Exploration USA, Inc.) of our report dated March 13, 2014, relating to the consolidated financial statements of Gastar Exploration Inc. (formerly known as Gastar Exploration USA, Inc.), which appears in this Form 10-K.

BDO USA, LLP
Dallas, TX
March 13, 2014